Exhibit 99.3

Nominating and Corporate Governance Committee Charter

Purpose

The Nominating and Corporate Governance Committee (the “Committee”) is appointed by the Board Directors of Microtune, Inc. (the “Board”) to: (1) identify individuals qualified to become Board members; (2) to recommend to the Board a slate of director nominees to be elected by the stockholders at the next annual meeting of stockholders and, when appropriate, director appointees to take office between annual meetings; (3) to develop, review and recommend to the Board the corporate governance guidelines (including the Corporate Governance Provisions) applicable to the Company; (4) to lead the Board in its annual evaluation of the performance and independence of the Board and the performance of executive management; and (5) to recommend to the Board membership on standing Board committees.

Membership and Meetings

The Committee shall consist of a number of directors fixed from time to time by the Board, but not less than two. The members of the Committee shall be appointed and may be removed by the Board in its discretion. The Board shall select as members of the Committee only directors it determines to be “independent” as such term is defined in the listing standards of The Nasdaq Stock Market; provided, however, that if the Committee is comprised of at least three members, one director, who is not “independent” as such term is defined in the rules and regulations of The Nasdaq Stock Market (the “Rules”) and who is not a current officer or employee or a “family member” (as such term is defined in the Rules) of any such person, may serve for no more than two years on the Committee in accordance with Rule 4350(c)(4)(C) if the Board, under exceptional and limited circumstances, determines that such individual’s membership on the Committee is required by the best interests of the Company and its stockholders. Any use of this “exceptional and limited circumstances” exception, as well as the nature of the individual’s relationship with the Company and the reasons for the Board’s determination shall be disclosed in the next annual proxy statement of the Company. A member appointed under the foregoing exception may not chair the Committee and shall not serve longer than two years.

The Committee shall meet at such times and with such frequency as it determines to be necessary or appropriate, but no less frequently than twice annually. Meetings may be called by the Chairman of the Committee, any two members of the Committee, or the Lead Independent Director of the Board. The Committee may invite members of management or others to attend meetings and/or to furnish pertinent information. The Committee may also meet in executive session as required. The Board shall appoint one member of the Committee as Chairman. The Chairman shall be responsible for scheduling all meetings of the Committee, determining the agenda for each meeting (following consultation with other members of the Committee and with management), presiding over meetings of the Committee and coordinating reporting to the Board. In the absence of the Chairman, the majority of the members of the Committee present at a meeting shall appoint a member to preside at the meeting.

The Committee may form and delegate authority to subcommittees when appropriate.

Duties, Goals and Responsibilities

The Committee shall:

1.	Search for, identify, evaluate the qualifications of and recommend to the Board the slate of qualified director nominees to be elected by the stockholders in connection with each annual meeting, and any director(s) to be elected by the Board to fill vacancies or newly created directorships between annual meetings. As part of its process, the Committee shall consider and evaluate nominees proposed by stockholders and management.

2.	In assessing the qualifications of prospective nominees to the Board, consider each nominee’s personal and professional integrity, experience, skills, independence, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of the Company and its stockholders. Consideration shall also be given to the Board’s having an appropriate mix of backgrounds and skills. The Committee shall also evaluate whether it is appropriate to adopt minimum qualifications that the Committee believes must be met by prospective nominees to the Board, qualities or skills that the Committee believes are necessary for one or more of the Company’s directors to possess and standards for the overall structure and composition of the Company’s Board.

3.	Recommend committee assignments for directors to the Board as openings occur on committees of the Board, or as rotations of committee assignments are deemed advisable by the Board upon recommendation from the Committee. The Committee shall recommend committee assignments in accordance with the membership requirements specified in the Charter of each committee, and with due consideration given to each committee’s annual assessment of its composition, performance and effectiveness and the desires and skills of individual directors.

4.	Annually review and report to the Board on the succession planning with respect to the Chief Executive Officer, and recommend to the Board a successor to the Company’s Chief Executive Officer when a vacancy occurs through retirement or otherwise, including emergency procedures for succession in the event of unexpected death, disability, or departure of the Chief Executive Officer.

5.	Develop and recommend to the Board corporate governance guidelines (including the Corporate Governance Provisions) and a Code of Ethics and Business Conduct for approval; once adopted, as it deems appropriate, but at least annually, review and reassess the adequacy of such documents relative to current standards of corporate governance practice and, as needed, recommend any proposed modifications to the Board for approval.

6.	Develop and recommend to the Board for approval a self-evaluation process for the Board and its committees, and oversee the Board’s annual self-evaluations. The Committee shall report its findings to the full Board following the end of each fiscal year.

7.	Develop and make recommendations to the Board for approval standards and processes for determining the independence of Board members that meet the requirements of The Nasdaq Stock Market and applicable laws and regulations. In addition, in accordance with such processes and using such standards, the Committee shall conduct a preliminary review of the independence of each Board member and provide its findings and make recommendations to the full Board regarding the independence of each Board member.

8.	Report regularly to the Board.

9.	Fulfill such other duties and responsibilities as are consistent with the purposes of the Committee enumerated in this Charter or as shall be delegated to it by the Board from time to time under the Company’s corporate governance guidelines (including the Corporate Governance Provisions) and a Code of Ethics and Business Conduct, or otherwise.

Authority

In exercising its authority, duties and responsibilities under this Charter, the Committee shall have and may exercise all the powers and authority of the Board. The Committee shall have the sole authority to retain and terminate any search firm engaged to assist in identifying director candidates, including the sole authority to approve the search firm’s fees and other retention terms. The Committee shall be assisted by appropriate corporate staff, and in addition, the Committee may obtain advice and assistance from such other persons, who need not be employees of the Company, or organizations as it may deem necessary or appropriate, with the expenses incurred in their use to be paid by the Company. The foregoing authority includes obtaining advice and assistance from internal or external legal, accounting or other advisors.

Annual Review of Charter and Performance

At least annually, the Committee shall review and reassess the adequacy of this Charter. The Committee shall report the results of the review to the Board and, if necessary, recommend that the Board amend this Charter. The Committee shall annually review and evaluate its own performance.

As adopted by the Board of Directors

on March 13, 2007.